                                                                     EXHIBIT 5.1

                         SIDLEY AUSTIN BROWN & WOOD LLP

CHICAGO                       875 THIRD AVENUE                           BEIJING
DALLAS                   NEW YORK, NEW YORK  10022                        GENEVA
LOS ANGELES                TELEPHONE 212 906 2000                      HONG KONG
SAN FRANCISCO              FACSIMILE 212 906 2021                         LONDON
WASHINGTON, D.C.              www.sidley.com                            SHANGHAI
                                                                       SINGAPORE
                                FOUNDED 1866                               TOKYO

                                 June 21, 2002

UBS Warburg LLC
677 Washington Boulevard                                General Opinion
Stamford, Connecticut  06901

RBC Dain Rauscher Inc.
60 South Sixth Street P15
Minneapolis, Minnesota 55402

     Re:     CABCO Series 2002-1 Trust (AOL Time Warner Inc.)

Ladies and Gentlemen:

     We have acted as special counsel to Corporate Asset Backed Corporation (the "Depositor") and are rendering this opinion in connection with the offer and sale by CABCO Series 2002-1 Trust (AOL Time Warner Inc.) (the "Trust") of $50,000,000 aggregate principal balance of class A-1 callable certificates (the "Class A-1 Certificates"), and $50,000,000 aggregate notional amount of class B-1 callable certificates (the "Class B-1 Certificates" and together with the Class A-1 Certificates, the "Certificates") issued pursuant to the Trust Agreement, dated as of June 21, 2002 (the "Trust Agreement"), between the Depositor and The Bank of New York, as trustee (in such capacity, the "Trustee") and as Option Agent (as defined below). The Certificates will evidence the entire undivided beneficial interest in the Trust, whose sole asset consists of $50,000,000 in aggregate principal amount of debentures due 2032 issued by AOL Time Warner Inc. (such debentures, exclusive of the interest accrued on the debentures from and including April 8, 2002, to but excluding the Closing Date (the "Retained Interest"), which interest has been retained by the Depositor and has not been transferred to the Trustee, the "Underlying Securities").

SIDLEY AUSTIN BROWN & WOOD LLP                                       New York


June 21, 2002
Page 2


     The Depositor agreed to purchase such debentures from unaffiliated third parties through UBS Warburg LLC ("UBSW"), as agent under the Forward Purchase and Sale Agreement, dated as of June 6, 2002 (the "Forward Purchase Agreement"), for delivery on the Closing Date, and such debentures were transferred to the Depositor pursuant to the Assignment Agreement dated as of June 21, 2002 (the "Assignment Agreement"), and the Depositor conveyed the Underlying Securities to the Trustee on the Closing Date pursuant to the Trust Agreement and a Cross Receipt (the "Cross Receipt") in exchange for the Certificates. The Class A-1 Certificates have been sold by the Depositor to each of UBSW, an affiliate of the Depositor, as underwriter, and RBC Dain Rauscher Inc., as underwriter ("RBC Dain Rauscher," and together with UBSW, the "Underwriters"), pursuant to an Underwriting Agreement (the "Underwriting Agreement") dated June 14, 2002, between the Depositor and the Underwriters, and are intended to be sold by UBSW and RBC Dain Rauscher to unaffiliated third parties. The Class B-1 Certificates have been sold by the Depositor to UBSW, as initial purchaser (the "Initial Purchaser") pursuant to a Purchase Agreement (the "Purchase Agreement") dated June 14, 2002, between the Depositor and UBSW, and are intended to be sold privately by UBSW to one or more unaffiliated third parties. The Call Options have been sold directly by the Depositor to one or more unaffiliated third parties on the Closing Date through UBSW, as placement agent under a Placement Agency Agreement dated June 14, 2002, between the Depositor and UBSW (the "Placement Agency Agreement").

     As partial consideration for its purchase of the Certificates from the Depositor for itself or on behalf of the other underwriter, as applicable, UBSW was required to grant to the Depositor call options (each, a "Call Option") to repurchase such Certificates at a price, in the case of each Class A-1 Certificate purchased, at least equal to the outstanding Certificate Principal Balance of such Class A-1 Certificate plus any accrued and unpaid interest and, in the case of each Class B-1 Certificate, equal to the present value of the remaining scheduled interest distributions on such Class B-1 Certificate, discounted at a discount rate equal to the initial pricing yield of the Class B-1 Certificates. In connection therewith, The Bank of New York, as option agent for the Certificateholders (in such capacity, the "Option Agent"), has entered into the Call Option Agreements, dated as of June 21, 2002, among the Option Agent, UBSW and the Depositor, with respect to the Class A-1 Certificates and the Class B-1 Certificates, respectively (each, a "Call Option Agreement"). Furthermore, each subsequent holder of a Certificate, by its purchase of the Certificate, will agree to assume the obligation to perform the related Call Option, and its transferor will be released from such obligation, effective upon transfer. The purchase of a Certificate will constitute the transferee's agreement to assume such performance obligations.

     UBSW is an affiliate of UBS Americas Inc., the parent of the Depositor ("UBS Americas").

SIDLEY AUSTIN BROWN & WOOD LLP                                       New York



June 21, 2002
Page 3


     Capitalized terms used herein that are not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement. This opinion is furnished pursuant to Section 5(f) of the Underwriting Agreement and Section 6(b) of the Purchase Agreement.

     The Depositor filed a Registration Statement on Form S-3 (Registration No. 333-61522) with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"), that was declared effective on January 18, 2002 (such registration statement, as most recently amended, being hereinafter referred to as the "Registration Statement"). The Class A-1 Certificates were offered by the prospectus dated June 6, 2002 (the "Base Prospectus"), and the prospectus supplement dated June 14, 2002 (the "Prospectus Supplement," and, together with the Base Prospectus, the "Prospectus") filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act. The Class B-1 Certificates were offered by the Private Placement Memorandum dated June 14, 2002 (the "Private Placement Memorandum"), accompanied by the Base Prospectus.

     We have participated in the preparation of (i) the Trust Agreement, (ii) the Underwriting Agreement, (iii) the Purchase Agreement, (iv) the Placement Agency Agreement, (v) the Call Option Agreements, (vi) the Forward Purchase Agreement, (vii) the Assignment Agreement, (viii) the Registration Statement and Prospectus and (ix) the Private Placement Memorandum. The Trust Agreement, the Underwriting Agreement, the Purchase Agreement, the Placement Agency Agreement, the Call Option Agreements, the Forward Purchase Agreement and the Assignment Agreement, are referred to herein as the "Depositor Agreements."

     We are admitted to practice law in the State of New York and express no opinion herein as to the laws of any jurisdiction other than the laws of such State, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

     In rendering the opinions expressed below, we have examined the Depositor Agreements, the Registration Statement, the Prospectus, the Private Placement Memorandum, the certificate of incorporation and by-laws of the Depositor, a good standing certificate issued by the State of Delaware with respect to the Depositor, certain resolutions adopted by the Board of Directors of the Depositor and a specimen of the Certificates. In addition, we have examined originals (or copies certified or otherwise identified to our satisfaction) of such other instruments, certificates, records and documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.

SIDLEY AUSTIN BROWN & WOOD LLP                                       New York


June 21, 2002
Page 4


     Based upon the foregoing, and having regard to legal considerations which we deem relevant, subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

     1. The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to execute, deliver and perform its obligations under the Depositor Agreements.

     2. The Trust Agreement has been duly authorized, executed and delivered by the Depositor and (a) creates a valid common law trust under the laws of the State of New York and (b) constitutes the legal, valid and binding obligation of the Depositor enforceable against it in accordance with its terms.

     3. The Call Option Agreements, the Assignment Agreement and the Forward Purchase Agreement have each been duly authorized, executed and delivered by the Depositor and constitute the legal, valid and binding obligations of the Depositor enforceable against it in accordance with their terms. Assuming the Call Options have been duly authorized, executed and delivered by the Option Agent, the Call Options are enforceable in accordance with their terms.

     4. Each of the Underwriting Agreement, the Purchase Agreement and the Placement Agency Agreement has been duly authorized, executed and delivered by the Depositor.

     5. The Certificates have been duly authorized, executed and delivered in accordance with the Trust Agreement, and assuming due authentication thereof by the Trustee and upon payment therefor as contemplated by the Prospectus or the Private Placement Memorandum, as applicable, the Certificates (a) will be validly issued and outstanding, and (b) will evidence the entire undivided beneficial interest in the Trust and entitle the holders thereof to the benefits of the Trust Agreement.

     6. The Trust Agreement has been qualified as an indenture under the Trust Indenture Act of 1939, as amended.

     7. Neither the Depositor nor the Trust is required, and after giving effect to the offering and sale of the Certificates and the application of the proceeds thereof as described in the Prospectus or the Private Placement Memorandum, as applicable, and the sale by the Depositor of the Call Options, neither will be required, to register as an "investment company" under the Investment Company Act of 1940, as amended.

SIDLEY AUSTIN BROWN & WOOD LLP                                       New York


June 21, 2002
Page 5


     8. The Registration Statement has become effective under the Securities Act, and, to our knowledge (a) no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and (b) no proceedings for that purpose have been instituted or threatened under Section 8(d) of the Securities Act.

     9. The Registration Statement, as of the date it became effective, and the Prospectus, as of the date of the Prospectus Supplement, other than financial or statistical information contained therein as to which we express no opinion, complied as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder.

     10. The offer and sale of the Class B-1 Certificates by the Trust to the Initial Purchaser and by the Initial Purchaser to the initial direct purchasers therefrom, in the manner and under the circumstances contemplated in the Private Placement Memorandum and the Depositor Agreements, are transactions that do not require registration of the Class B-1 Certificates under the Securities Act.

     11. The execution and delivery by the Depositor of, and the performance by the Depositor of its obligations under, each of the Depositor Agreements, and the consummation of the transactions contemplated thereby, do not and will not:

     A. contravene any provision of the Delaware General Corporation Law or any federal or State of New York statute or regulation, except that we express no opinion with respect to compliance with the securities laws of the State of New York or any other state;

     B. contravene any provision of the certificate of incorporation or by-laws of the Depositor;

     C. contravene any agreement or other instrument binding upon the Depositor listed on the attached certificate, which list to our knowledge contains all agreements or other instruments binding upon the Depositor; or

     D. contravene any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Depositor that (a) is known to us and (b) is material to the Depositor.

     12. None of (a) the issuance by the Trust of the Certificates to the Depositor, (b) the grant of the Call Options by UBSW to the Depositor, (c) the sale of the Certificates to UBSW by the Depositor or (d) the consummation by the Depositor of any of the other transactions contemplated by, or the fulfillment by the Depositor of the terms of, any of the Depositor Agreements will contravene any provision of any federal or State

SIDLEY AUSTIN BROWN & WOOD LLP                                       New York


June 21, 2002
Page 6


of New York statute or regulation, except that we express no opinion with respect to compliance with the securities laws of the State of New York or any other state.

     13. All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Trust and the Depositor under the federal laws of the United States, the laws of the State of New York and the Delaware General Corporation Law for the issuance of the Certificates by the Trust to the Depositor; the sale and delivery of the Certificates to the Underwriters by the Depositor; and the sale and delivery of the Call Options to the initial purchaser or purchasers thereof by the Depositor have been obtained or made, except that we express no opinion with respect to compliance with the securities laws of the State of New York or any other state.

     14. To our knowledge, there are no material contracts, agreements or other documents or any legal or governmental proceedings related to the Depositor, the Trust or the Certificates of a character required to be described or referred to in any of the Registration Statement, the Prospectus or the Private Placement Memorandum or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto.

     15. The statements in the Prospectus and the Private Placement Memorandum describing the terms and provisions of the Trust Agreement and the Certificates under the captions "Description of the Trust Agreement" and "Description of the Certificates" are true and correct in all material respects.

     16. The statements in the description of selected United States federal income tax consequences to holders of the Certificates that appears under the heading "United States Federal Income Tax Consequences" in the Prospectus and the Private Placement Memorandum are true and correct in all material respects. Such description, however, does not purport to discuss all possible income tax ramifications of the issuance of the Certificates.

     17. For United States federal income tax purposes, the Trust will not be classified as an association or publicly traded partnership taxable as a corporation.

     Our opinions in paragraphs 16 and 17 above are based on the Internal Revenue Code of 1986, as amended (the "Code"), as in effect on the date of this letter, Treasury Regulations currently promulgated thereunder, and current judicial and administrative interpretations thereof, all of which are subject to change, which change may be of retroactive effect. We undertake no responsibility to advise any addressee or recipient hereof in the event that any such changes occur in the Code, Treasury Regulations or administrative or judicial interpretations thereof.

SIDLEY AUSTIN BROWN & WOOD LLP                                       New York



June 21, 2002
Page 7


     In rendering the foregoing opinions, we have assumed the following (which assumptions we have not independently verified): (a) the authenticity of original documents and genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties made in conference or contained in the records, documents, instruments and certificates we have reviewed; (d) the power and authority of each party to each agreement and instrument referred to herein other than the Depositor, to enter into and perform all of their obligations thereunder; (e) the due authorization, execution and delivery of the Depositor Agreements on behalf of the respective parties thereto other than the Depositor and the legal, valid, and binding effect thereof and enforceability against the respective parties thereto other than the Depositor, (f) the Certificates conform to the specimen thereof examined by us, the Trustee's certificates of authentication of the Certificates have been manually signed by one of the Trustee's responsible officers or authorized signatories, and (g) the absence of any binding agreement or understanding that supplements or otherwise modifies the intentions and agreements of the parties to any of the agreements or instruments referred to herein, as expressed in such agreement or instrument. In addition, in rendering our opinion in paragraph 7 in respect of the Depositor, we have relied on an officer's certificate of the Depositor.

     Whenever a statement herein is qualified by the phrase "to our knowledge," "known to us," "come to our attention" or any similar phrase, it is intended to indicate that, during the course of our representation of the Depositor, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys who have been actively involved in representing the Depositor in connection with any matters relating to the transactions described in this opinion letter. However, we have not undertaken any independent investigation to determine the accuracy of any such statement.

     Our opinion that any agreement or instrument is legal, valid, binding or enforceable in accordance with its terms is qualified as to:

     (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally;

     (b) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

     (c) rights to indemnification which may be limited by applicable law or equitable principles or otherwise unenforceable as against public policy.

SIDLEY AUSTIN BROWN & WOOD LLP                                       New York



June 21, 2002
Page 8


     In addition, we express no opinion as to whether a federal court of the United States of America located outside the State of New York or a state court outside the State of New York would give effect to the choice of New York law provided for in any of the agreements or instruments referred to herein.

     This opinion letter is solely for your benefit in connection with the transaction referred to in the first paragraph hereof and may not be relied upon or used by, circulated, quoted or referred to, nor may copies hereof be delivered to, any other person, without our prior written consent. Notwithstanding the foregoing, each person listed in Schedule I attached hereto is entitled to rely on this opinion letter as though the same were addressed to it, subject to the condition that by acceptance of this letter each person listed in Schedule I recognizes and acknowledges that: (i) no attorney-client relationship exists or has existed between our firm and such person in connection with the issuance of the Certificates or by virtue of this opinion letter; (ii) in order to permit reliance by such person on this letter, our firm conducted no activities in addition to those undertaken or conducted for the purpose of rendering this opinion letter to the addressee hereof, and (iii) this opinion letter may not be appropriate for such person's purposes. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.



                                            Very truly yours,


                                            /s/ Sidley Austin Brown & Wood LLP

SIDLEY AUSTIN BROWN & WOOD LLP                                       New York



June 21, 2002
Page 9



                                   SCHEDULE I



                              UBS PaineWebber Inc.

               The Bank of New York, as Trustee and Option Agent

                        Moody's Investors Service, Inc.

Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

                            Citadel Equity Fund Ltd.